SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K
____________________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 11, 2012
____________________________

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)
___________________________

Delaware
(State or other jurisdiction of Incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)
Three Giralda Farms Madison, NJ 07940	07940
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant’s telephone number, including area code)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction a.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.07.  Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Shareholders of the Quest Diagnostics Incorporated (the “Company”) was held on May 11, 2012.

(b)	The following nominees for the office of director were elected for terms expiring at the 2015 Annual Meeting of Shareholders, by the following votes:

	For	Against	Abstain	Broker Non-Vote

Jenne K. Britell, Ph.D.	121,187,796	9,552,582	346,533	7,757,571

Gail R. Wilensky, Ph.D.	128,361,318	2,428,389	297,204	7,757,571

John B. Ziegler	120,021,499	10,737,938	327,474	7,757,571

The following persons also continue as directors:

John C. Baldwin, M.D.
William F. Buehler
Gary M. Pfeiffer
Timothy M. Ring
Stephen H. Rusckowski
Daniel C. Stanzione, Ph.D.

The amendments to the Company’s Amended and Restated Employee Long-Term Incentive Plan were approved by the following votes:

For	Against	Abstain	Broker Non-Vote
108,270,993	22,466,599	349,031	7,757,571

The ratification of the appointment of the Company’s independent registered public accounting firm for 2012 was approved by the following votes:

For	Against	Abstain
137,029,463	1,391,238	423,781

The advisory resolution to approve executive compensation was approved by the following votes:

For	Against	Abstain	Broker Non-Vote

80,806,470	46,363,185	3,917,256	7,757,571

The shareholder proposal regarding the classified board of directors was approved by the following votes:

For	Against	Abstain	Broker Non-Vote

119,988,626	4,884,962	3,452,621	7,757,571

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

May 16, 2012

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.
Assistant General Counsel and Secretary